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                                                                     EXHIBIT 5.1


                       [ANDREWS & KURTH L.L.P. LETTERHEAD]




                                November 9, 1998


Lakehead Pipe Line Company, Inc.
Lake Superior Place
21 West Superior Street
Duluth, Minnesota 55802

Gentlemen:

         We have acted as counsel to Lakehead Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), and Lakehead Pipe Line Company, Inc., a Delaware corporation and the general partner of the Partnership, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to an aggregate of $200,000,000 of Class A Common Units representing Class A limited partner interests in the Partnership (the "Class A Common Units").

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

         1. The Partnership has been duly formed and is an existing limited partnership under the Delaware Revised Uniform Limited Partnership Act.

         2. The Class A Common Units will, when issued and paid for as described in the Partnership's Registration Statement on Form S-3 relating to the Class A Common Units (the "Registration Statement"), be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the Partnership's Form 8-A, as amended, under the caption "Item 1. Description of Registrant's Securities to be Registered," which is incorporated by reference in the Prospectus included in the Registration Statement.

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Lakehead Pipe Line Company, Inc.
November 9, 1998
Page 2

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Class A Units" in the Prospectus. This opinion may be incorporated by reference in a registration statement of the Partnership relating to the registration of additional Class A Common Units pursuant to Rule 462(b) under the Securities Act, in which case the opinions expressed herein will apply to the additional units registered thereunder.

                                     Very truly yours,



                                     Andrews & Kurth L.L.P.